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           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" in the Liberty Equity Fund, Variable Series Prospectus dated May 1, 2004, which prospectus is incorporated by reference in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of Stein Roe Variable Investment Trust.

                                                      /s/ Ernst & Young LLP

                                                      ERNST & YOUNG LLP


Boston, Massachusetts
November 30, 2004